Exhibit 10.44

Catastrophe Workers’ Compensation

Reinsurance Contract
Effective: January 1, 2003

issued to

AmCOMP Preferred Insurance Company

North Palm Beach, Florida
AmCOMP Assurance Corporation

North Palm Beach, Florida

and

any and all insurance companies which are now or
hereafter come under the same ownership or management as the

AmCOMP Group
North Palm Beach, Florida

Catastrophe Workers’ Compensation

Reinsurance Contract
Effective: January 1, 2003

issued to

AmCOMP Preferred Insurance Company

North Palm Beach, Florida

AmCOMP Assurance Corporation

North Palm Beach, Florida

and

any and all insurance companies which are now or

hereafter come under the same ownership or management as the

AmCOMP Group

North Palm Beach, Florida

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Agreement(s)

Attached Hereto

(hereinafter referred to as the “Reinsurer”)

Article I - Classes of Business Reinsured

By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called “policies”) in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Workers’ Compensation and Employers Liability business, subject to the terms, conditions and limitations set forth herein and in Schedule A attached to and forming part of this Contract.

Article II - Term

A.           This Contract shall become effective on January 1, 2003, with respect to losses arising out of occurrences commencing on or after that date, and shall remain in force until December 31, 2003, both days inclusive.

B.             Unless otherwise mutually agreed, the Reinsurer shall have no liability for losses arising out of occurrences commencing after the effective date of termination.

C.             Notwithstanding the provisions above, in the event that any policy subject to this Contract is required by statute, regulation or by order of an insurance department to be continued in force, the Reinsurer agrees to extend reinsurance coverage hereunder following the expiration of this Contract with respect to such policy until the first date that the Company may lawfully non-renew, cancel or terminate such policy, whether or not the Company actually does non-renew, cancel or terminate such policy.

D.            Seven years after the expiration of this Contract, the Company shall advise the Reinsurer of any outstanding claims and/or occurrences (each hereinafter referred to as a “claim”) arising during the term hereof, which have not been finally settled and which may cause a recovery under this Contract, and no liability shall attach hereunder for any claim not reported to the Reinsurer within this seven year period.

Article III - Special Termination

Notwithstanding the provisions of Article II above, the Company may terminate a Subscribing Reinsurer’s percentage share in this Contract by giving not less than 90 days prior written notice to the Subscribing Reinsurer in the event any of the following circumstances occur:

1.               The Subscribing Reinsurer’s policyholders’ surplus at the inception of this Contract has been reduced by more than 20.0% of the amount of surplus 12 months prior to that date; or

2.               The Subscribing Reinsurer’s policyholders’ surplus at any time during the term of this Contract has been reduced by more than 20.0% of the amount of surplus at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

3.               The Subscribing Reinsurer’s A.M. Best’s rating has been assigned or downgraded below A- and/or Standard and Poor’s rating has been assigned or downgraded below BBB+; or

4.               The Subscribing Reinsurer has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the Subscribing Reinsurer’s operations previously; or

5.               A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

6.               The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

7.               The Subscribing Reinsurer has ceased assuming new and renewal treaty reinsurance business.

Article IV - Territory (BRMA 51A)

The territorial limits of this Contract shall be identical with those of the Company’s policies.

Article V - Exclusions

A.           This Contract does not apply to and specifically excludes the following:

1.               Reinsurance assumed by the Company under obligatory reinsurance agreements, except:

a.               Agency reinsurance where the policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company policies at the next anniversary or expiration date;

b.              Intercompany reinsurance between any of the reinsured companies under this Contract.

2.     Ex-gratia payments.

3.               Risks subject to a deductible in excess of $25,000, or a self-insured retention excess of $25,000, unless such deductible or self-insured retention is otherwise mandated by statute or regulatory authority.

4.               Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Liability - Reinsurance (U.S.A.)” and the “Nuclear Incident Exclusion Clause - Liability - Reinsurance (Canada)” and loss or liability defined in the “Nuclear Incident Exclusion Clause - Reinsurance - No. 4” attached to and forming part of this Contract.

5.               Pollution liability coverages excluded under the provisions of the “Pollution Exclusion Clause - General Liability - Reinsurance (BRMA 39C)” attached to and forming part of this Contract.

6.               Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar state-mandated plans.

7.               All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

8.               Loss or liability as excluded in the “War Risk Exclusion Clause (Reinsurance)” attached to and forming part of this Contract.

9.               Operation under the jurisdiction of the U.S. Longshore and Harbor Workers’ Compensation Act, the Jones Act and the Maritime Employers Liability Act, except for incidental exposures (i.e., 10% or less of the insured’s payroll).

10.         Operations employing the process of nuclear fission or fusion or handling of radioactive material, which operations include but are not limited to:

a.               The use of nuclear reactors such as atomic piles, particle accelerators or generators; or

b.              The use, handling or transportation of radioactive materials, or the use, handling or transportation of any weapon of war or explosive device employing nuclear fission or fusion.

However, subparagraphs a and b above shall not apply to:

i.                  The exclusive use of particle accelerators incidental to ordinary industrial or education research pursuits, or

ii.               The exclusive use, handling or transportation of radioisotopes for medical or industrial use, or to radium or radium compounds.

11.   Operation of docks or wharves as related to port authorities.

12.   The manufacturing, mining, refining, processing, distribution, installation, removal or encapsulment of asbestos.

13.   Risks involving known exposure to the following substances:

a.               Dioxin;

b.              Polychlorinated biphenols;

c.               Asbestos.

14.   All railway operations except sidetrack agreements.

15.         Amusement parks, carnivals or circuses. This exclusion shall not apply to miniature golf courses or driving range operations.

16.         Subaquaeous operations.

17.         Underground mining; however, this exclusion shall not be construed to apply to open pit-quarrying or “surface mining” operations.

18.         Blasting operations.

19.         Demolition of buildings or structures in excess of five stories.

20.         Shoring, underpinning or moving of buildings or structures.

21.         Erection or repair of scaffolds if 10.0% or more of the insured’s annual remuneration is attributed to NCCI Class Code 9529.

22.         Construction of tunnels or dams.

23.         Fireworks, fuses, or any explosive substance (as defined below) as follows:

a.               Manufacturers or importers of such items;

b.              Loading of such items into containers for use as explosive objects, propellant charges or detonation devices and the storage thereof;

c.               Manufacturers or importers of any product in which such items are an ingredient;

d.              Handling, storage, transportation or use of such items.

“Explosive substance” is defined as any substance manufactured for the express purpose of exploding as differentiated from commodities used industrially and which are only incidentally explosive.

24.         Onshore and offshore gas and oil drilling operations.

25.         Operations where principal business includes the use of any owned or unowned aircraft, or any device or machine intended for and/or aiding in the achievement of atmospheric flight, projection or orbit, for flight, and/or the ownership or operation of any airport. This exclusion shall not apply where exposure is incidental (i.e., constitutes 10.0% or less of the insured’s payroll) to the principal business operations and the aircraft contains eight seats or fewer.

26.         Municipal law enforcement organizations and municipal fire fighting organizations, whether professional or voluntary.

27.         Logging or forestry operations.

28.         Professional employment organizations (PEO’s).

29.         Professional sports teams.

30.         Operations where the principal business of the risk is manufacturing, production, distribution, refining or storage of natural or artificial fuel, gas, butane, propane, liquefied petroleum gases or gasoline. This exclusion shall not apply to any risk whose principal business operations are any of the following:

a.               Retail gasoline service station, either full or self service;

b.              Convenience store with gasoline sales with its petroleum gas and/or storage tanks located below ground.

31.         Notwithstanding any provision to the contrary within this Contract or any amendment thereto, loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from or arising out of or in connection with any “act of terrorism” as defined in the Terrorism Risk Insurance Act of 2002 (the “Act”), regardless of any other cause or event contributing concurrently or in any sequence to the loss.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract will pay actual loss or damage caused by any act of terrorism which does not meet the definition of “act of terrorism” set forth in the Act, provided in no event will this Contract provide coverage for loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical or nuclear explosion, pollution, contamination and/or fire following thereon.

B.             In the event the Company is inadvertently bound on any risk which is excluded under subparagraph 9 or subparagraphs 14 through 30 of paragraph A above, the reinsurance provided under this Contract shall apply on such risk until discovery by the Company of the existence of such risk and for 30 days thereafter, or unless otherwise mandated by statute or regulatory authority. Coverage shall cease after such time, unless the Company has received from the Reinsurer written notice of its approval of such risk within 30 days.

C.             Notwithstanding the foregoing, any reinsurance falling within the scope of one or more of the exclusions set forth above that is specially accepted by the Reinsurer from the Company shall be covered under this Contract and subject to all of the terms and conditions hereof, except as such terms are modified by the special acceptance. In the event a reinsurer becomes a party to this Contract subsequent to one or more special acceptances hereunder, the new reinsurer shall automatically accept such special acceptance(s) as being covered hereunder.

Article VI - Retention and Limit

A.           The Company shall retain and be liable for the first $10,000,000 of ultimate net loss (regardless of the combination of classes of business, number of policies or number of insureds involved) arising out of each occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $10,000,000 as respects any one occurrence.

B.             The Company’s ultimate net loss, for the purpose of this Contract, shall be deemed to be a maximum of $5,000,000 any one life from the ground up.

Article VII - Reinstatement

A.           In the event all or any portion of the reinsurance hereunder is exhausted by loss, the amount so exhausted shall be reinstated immediately from the time the occurrence commences hereon. For each amount so reinstated the Company agrees to pay additional premium equal to the product of the following:

1.               The percentage of the occurrence limit reinstated (based on the loss paid by the Reinsurer); times

2.               The earned reinsurance premium for the term of this Contract (exclusive of reinstatement premium).

B.             Whenever the Company requests payment by the Re insurer of any loss, the Company shall submit a statement to the Reinsurer of reinstatement premium due the Reinsurer. If the earned reinsurance premium for the term of this Contract has not been finally determined as of the date of any such statement, the calculation of reinstatement premium due shall be based on the annual deposit premium and shall be readjusted when the earned reinsurance premium for the term of this Contract has been finally determined. Any reinstatement premium shown to be due the Reinsurer as reflected by any such statement (less prior payments, if any) shall be payable by the Company concurrently with payment by the Reinsurer of the requested loss. Any return reinstatement premium shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company’s statement.

C.             Notwithstanding anything stated herein, the liability of the Reinsurer shall not exceed $10,000,000 as respects loss or losses arising out of any one occurrence, nor shall it exceed $20,000,000 in all during the term of this Contract.

Article VIII - Definitions

A,           “Ultimate net loss” as used herein is defined as the sum or sums (including loss in excess of policy limits, extra contractual obligations and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all recoveries from subrogation, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company’s ultimate net loss has been ascertained.

B.             “Loss in excess of policy limits” and “extra contractual obligations” as used herein shall be defined as follows:

1.               “Loss in excess of policy limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of the Company’s policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.               “Extra contractual obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the policy.

Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

If any provision of this paragraph B shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

C.             “Occurrence” as used herein is defined as an accident or occurrence or a series of accidents or occurrences arising out of or caused by one event, whether involving one or more of the Company’s policies, except that:

1.               As respects Workers’ Compensation policies, each occupational or industrial disease or cumulative injury case contracted by an employee of an insured shall be deemed to have been caused by a separate occurrence commencing on:

a.               The date of disability for which compensation is payable if the case is compensable under the Workers’ Compensation Law;

b.              The date disability due to the disease actually began if the case is not compensable under the Workers’ Compensation Law; or

c.               The date of cessation of employment if claim is made after employment has ceased.

2.               Notwithstanding the provisions of subparagraph 1 above, as respects losses resulting from occupational disease and cumulative trauma suffered by employees of an insured for which the employer is liable as a result of a sudden and accidental event not exceeding 48 hours in duration, all such losses shall be considered one occurrence and may be combined with losses not classified as occupational disease or cumulative trauma which arise out of the same event and the combination of such losses shall be considered as one occurrence within the meaning hereof.

3.               Notwithstanding the foregoing, the following shall apply to occurrences involving natural disasters:

a.               An occurrence shall be limited to damage, injury or loss arising out of a natural disaster during any continuous 168 hour period.

b.              The Company may choose the date and time when such 168 hour period commences and if the occurrence is of greater duration than 168 hours, the Company may divide such occurrence into two or more occurrences, provided no two periods overlap and provided no period commences earlier than the date and time of the first loss to the Company in such occurrence.

c.               “Natural disaster” shall mean loss caused by the perils of tornado, cyclone, windstorm, hurricane and hail arising from the same atmospheric disturbance; earthquake, including ensuing fire, landslide, mudslide, flood, tidal wave; volcanic eruptions; flood; tides; tidal wave; landslide/mudslide; and meteors.

D.            “Occupational or industrial disease” shall mean any abnormal condition that fulfills all of the following conditions:

1.               It is not traceable to a definite compensable accident occurring during the employee’s present or past employment; and

2.               It has been caused by exposure to a disease producing agent or agents present in the workers’ occupational environment; and

3.               It has resulted in a disability or death.

E.              “Cumulative injury” is any injury that fulfills all of the following conditions:

1.               It is not traceable to a definite compensable accident occurring during the employee’s present or past employment; and

2.               It has occurred from, and has been aggravated by, a repetitive employment-related activity; and

3.               It has resulted in a disability or death.

F.              “Loss adjustment expense” as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters and claims-specific declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but shall not include office expenses or salaries of the Company’s regular employees other than medical management personnel whose cost the Company will bill to specific cases on a time and expense basis.

Article IX - Other Reinsurance

A.           The Company shall be permitted to carry facultative reinsurance, recoveries under which shall inure to the benefit of this Contract.

B.             The Company shall be permitted to carry underlying excess of loss reinsurance and quota share reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

Article X - Claims

A.           Whenever a claim is reserved by the Company for an amount greater than $500,000 hereunder and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer. Further, the Company shall notify the Reinsurer whenever a claim involves a fatality, amputation, spinal cord damage, brain damage, blindness, extensive burns or multiple fractures, regardless of liability, including all subsequent developments, if the policy limits or statutory benefits applicable to the claim are greater than the Company’s retention hereunder. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B.             All claim settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid by the Company.

Article XI - Commutation

A.           Either the Company or the Reinsurer may request commutation of that portion of any excess loss hereunder represented by any outstanding claim or claims after seven years from the date of an occurrence. If both parties desire to commute a claim or claims, then within 60 days after such agreement, the Company shall submit a statement of valuation of the outstanding claim or claims showing the elements considered reasonable to establish the ultimate net loss and the Reinsurer shall pay the amount requested. Commutation of loss will be calculated on the present value of the loss within the layer of coverage.

B.             If agreement, as outlined in the paragraph above, cannot be reached, the effort can be abandoned or, alternately, the Company and the Reinsurer may mutually appoint an actuary or appraiser to investigate, determine and capitalize such claim or claims. If both parties then agree, the Reinsurer shall pay its proportion of the amount so determined to be the capitalized value of such claim or claims.

C.             If the parties, as outlined in the paragraphs above, fail to agree, they may abandon the effort or they may agree to settle any difference using a panel of three actuaries, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an actuary within 60 days, the other party may appoint two actuaries. If the two actuaries fail to agree on the selection of a third actuary within 60 days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the actuaries shall be regularly engaged in the valuation of Workers’ Compensation claims and shall be Fellows of the Casualty Actuarial Society or Members of the American Academy of Actuaries. None of the actuaries shall be under the control of either party to this Contract.

D.            Each party shall submit its case to its actuary within 60 days of the appointment of the third actuary. The decision in writing of any two actuaries, when filed with the parties hereto, shall be final and binding on both parties. The expense of the actuaries and of the commutation shall be equally divided between the two parties. Said commutation shall take place in North Palm Beach, Florida, unless some other place is mutually agreed upon by the Company and the Reinsurer.

Article XII - Subrogation

The Reinsurer shall be credited with recoveries from subrogation (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Recoveries therefrom shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.

Article XIII - Premium

A.           As premium for the reinsurance provided hereunder, the Company shall pay the Reinsurer 0.40% of its net earned premium for the term of this Contract, subject to a minimum premium of $694,400 (or a pro rata portion thereof if this Contract is terminated prior to December 31, 2003).

B.             The Company shall pay the Reinsurer an annual deposit premium of $868,000, in four equal installments of $217,000 on January 1, April 1, July 1 and October 1 of 2003. However, no deposit premium installments shall be due after the effective date of termination.

C.             Within 60 days following the termination or expiration of this Contract and within 60 days following the 12-month period thereafter, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the term of this Contract, computed in accordance with paragraph A, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly. If the premium so computed is less than the previously paid, but more than the minimum premium, the balance shall be refunded by the Reinsurer to the Company within 30 days of the report.

D.            “Net earned premium” as used herein is defined as the Company’s gross earned premium for the classes of business subject to this Contract, adjusted for experience modification, discounts, credits, surcharges, expense constants and deductible credits, plus or minus the Reinsurer’s pro rata share of any premium arising from audit adjustments, minus cancellation and return premium, minus premiums paid for facultative reinsurance which inures to the benefit of this Contract.

Article XIV - Late Payments

A.           The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

B.             In the event any premium, loss or other payment due either party is not received by the intermediary named Article XXVII (hereinafter referred to as the “Intermediary”) by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.               The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser, times

2.               l/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

3.               The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

C.             The establishment of the due date shall, for purposes of this Article, be determined as follows:

1.               As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

2.               Any claim or loss payment due the Company hereunder shall be deemed due 30 business days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 30 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.

3.               As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 business days following transmittal of written notification that the provisions of this Article have been invoked.

For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

D.            Nothing herein shall be construed as limiting or prohibiting a subscribing reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either parry from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

E.              Interest penalties arising out of the application of this Article that are $1,000 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

Article XV - Offset (BRMA 36C)

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

Article XVI - Access to Records (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

Article XVII - Liability of the Reinsurer

A.           The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company’s policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B.             Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

Article XVIII - Net Retained Lines (BRMA 32E)

A.           This Contract applies only to that portion of any policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Contract), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B.             The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Article XIX - Errors and Omissions

Except as provided in paragraph E of Article II, inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

Article XX - Currency (BRMA 12A)

A.           Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B.             Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

Article XXI - Taxes (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

Article XXII - Federal Excise Tax (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd’s London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A.           The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.             In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

Article XXIII - Unauthorized Reinsurers

(Applies only to a reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves, or which is or becomes rated B++ or lower by A.M. Best or rated BBB or lower by Standard & Poor’s)

A.           As regards policies or bonds issued by the Company coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium (includes deposit premiums paid in excess of ceded premiums earned by the Reinsurer) losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, plus reserves for losses and allocated loss adjustment expenses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as “Reinsurer’s Obligations”) by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

B.             When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank meeting the NAIC Securities Valuation Office credit standards for issuers of Letters of Credit and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall contain an “evergreen” clause, which automatically extends the term for one year from its date of expiration or any future expiration date unless 30 days (60 days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C.             The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.               To reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and which has not been otherwise paid;

2.               To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract, if so requested by the Reinsurer;

3.               To fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

4.               To pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for subparagraphs 1 or 3, or in the case of subparagraph 4, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

D.            The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

E.              At quarterly intervals and on an estimated basis 45 days prior to each December 31, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

1.               If the statement shows that the Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

2.               If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

Article XXIV - Insolvency

A.              In the event of the insolvency of one or more of the reinsured companies, this reinsurance shall be payable directly to the company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the company solely as a result of the defense undertaken by the Reinsurer.

B.             Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the company.

C.             It is further understood and agreed that, in the event of the insolvency of one or more of the reinsured companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the company to such payees.

Article XXV - Arbitration

A.           As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the Umpire shall be appointed in accordance with the procedures of the American Arbitration Association.

B.             Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.             If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.            Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.              Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.

Article XXVI - Service of Suit (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A.           It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B.             Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

Article XXVII - Agency Agreement

If more than one reinsured company is named as a party to this Contract, the first named company shall be deemed the agent of the other reinsured companies (subject to the provisions of Article XXI) for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any party.

Article XXVIII - Intermediary (BRMA 23A)

Benfield Blanch Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Blanch Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer, Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

North Palm Beach, Florida, this 18th day of September in the year 2003.

/s/ Dennis F. Plante
AmCOMP Preferred Insurance Company
AmCOMP Assurance Corporation
any and all insurance companies which are now or hereafter come under the same ownership or management as the AmCOMP Group

U.S.A.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

(Approved by Lloyd’s Underwriters’ Fire and Non-Marine Association)

(1)   This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)   Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.                 It is agreed that the policy does not apply under any liability coverage, to

(injury, sickness, disease, death or destruction

(bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.             Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Fanners Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.         The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)          become effective on or after 1st May, 1960, or

(b)         become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)   Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.                 Under any Liability Coverage to      (injury, sickness, disease, death or destruction

(bodily injury or property damage

(a)          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)         resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

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II.             Under any Medical Payments Coverage, or under any Supplementary Payments Provision

relating to   (immediate medical or surgical relief   to expenses incurred with respect
(first aid,

to (bodily injury, sickness, disease or death   resulting from the hazardous properties of

(bodily injury
nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.         Under any Liability Coverage to  (injury, sickness, disease, death or destruction

(bodily injury or property damage
resulting from the hazardous properties of nuclear material, if

(a)          the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)         the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)          the   (injury, sickness, disease, death or destruction arises out of the furnishing by an insured

(bodily injury or property damage

of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies
only to   (injury to or destruction of property at such nuclear facility

(property damage to such nuclear facility and any property thereat.

IV.         As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; “nuclear facility” means

(a)          any nuclear reactor,

(b)         any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

(c)          any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233  or any combination thereof, or more than 250 grams of uranium 235,

(d)         any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

(   With respect to injury to or destruction of property, the word “injury” or “destruction”

(   “property damage” includes all forms of radioactive contamination of property.

(   includes all forms of radioactive contamination of property.

V.             The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)             Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)   statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)   Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association of the Independent Insurance Conference of Canada.

*NOTE.  The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

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NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

CANADA

1.     This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber, or association.

2.     Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

Personal Liability,
Farmers Liability,
Storekeepers Liability,

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: —

Limited Exclusion Provision

This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

With respect to property, loss of use of such properly shall be deemed to be property damage.

3.     Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than  Personal Liability, Farmers Liability,  Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: —

Broad Exclusion Provision

It is agreed that this Policy does not apply:

(a)          to liability imposed by or arising under the Nuclear Liability Act; or

(b)         to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(c)          to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

(1)          the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

(2)          the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

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(3)          The possession, consumption, use, handling, disposal or transportation of fissionable substances or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

(I)            The term “nuclear energy hazard” means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

(II)        The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

(III)    The term “nuclear facility” means:

(a)          any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)         any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

(c)          any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)         any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

(IV)    The term “fissionable substance” means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

(V)        With respect to property, loss of use of such property shall be deemed to be property damage.

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NUCLEAR INCIDENT EXCLUSION CLAUSE REINSURANCE - NO. 4

(1)           This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)           Without in any way restricting the operations of Nuclear Incident Exclusion Clause No. 1B - Liability, No. 2 - Physical Damage, No. 3 - Boiler and Machinery and paragraph (1) of this clause, it is understood and agreed that for all purposes as respects the reinsurance assumed by the Reinsurer from the Reassured, all original insurance policies or contracts of the Reassured (new, renewal and replacement) shall be deemed to include the applicable existing Nuclear Clause and/or Nuclear Exclusion Clause(s) in effect at the time and any subsequent revisions thereto as agreed upon and approved by the Insurance Industry and/or a qualified Advisory or Rating Bureau.

POLLUTION EXCLUSION CLAUSE - GENERAL LIABILITY - REINSURANCE

A.           This reinsurance excludes all loss and/or liability accruing to the reinsured company as a result of:

1.               bodily injury or property damage arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:

a.               at or from premises owned, rented or occupied by a named insured;

b.              at or from any site or location used by or for a named insured or others for the handling, storage, disposal, processing or treatment of waste;

c.               which are at any time transported, handled, stored, treated, disposed of, or processed as waste by or for a named insured or any person or organization for whom a named insured may be legally responsible; or

d.              at or from any site or location on which a named insured or any contractors or subcontractors working directly or indirectly on behalf of a named insured are performing operations:

(i)             if the pollutants are brought on or to the site or location in connection with such operations; or

(ii)          if the operations are to test for, monitor, clean up, remove, contain, treat, detoxify or neutralize the pollutants;

2.               any governmental direction or request that a named insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.

B.             Subparagraphs A(l)(a) and A(l)(d)(i) above do not apply to bodily injury or property damage caused by heat, smoke or fumes from a hostile fire.

C.             “Hostile fire” means a fire which becomes uncontrollable or breaks out from where it was intended to be.

D.            “Pollutants” means any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste.  Waste includes material to be recycled, reconditioned or reclaimed.

WAR RISK EXCLUSION CLAUSE (REINSURANCE)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interests insured are situated.